CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-51991) of Hovnanian Enterprises, Inc. and in the related Prospectus of our report dated December 16, 1999, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended October 31, 1999.

                                   /s/ Ernst & Young LLP


New York, New York
January 13, 2000